Exhibit 8.1

Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP Opinion

[Milbank Letterhead]

            , 2009

Towers, Perrin, Forster & Crosby, Inc.

1500 Market Street, Centre Square East

Philadelphia, PA 19102-4790

Ladies and Gentleman:

We have acted as counsel for Towers, Perrin, Forster & Crosby, Inc, a Pennsylvania corporation (“Towers Perrin”), in connection with the simultaneous mergers of (i) Jupiter Saturn Delaware Inc., a Delaware corporation (“Delaware Merger Sub”) with and into Watson Wyatt Worldwide, Inc., a Delaware corporation (“Watson Wyatt” and the merger, the “Watson Wyatt Merger”) and (ii) Jupiter Saturn Pennsylvania Inc., a Pennsylvania corporation (“Pennsylvania Merger Sub”) with and into Towers Perrin (the “Towers Perrin Merger,” and together with the Watson Wyatt Merger, the “Mergers”) pursuant to the Agreement and Plan of Merger by and among Watson Wyatt, Towers Perrin, Pennsylvania Merger Sub, Delaware Merger Sub and Jupiter Saturn Holding Company, a Delaware corporation (“Jupiter Saturn Holding Company”), dated June 26, 2009, as amended by Amendment No. 1, dated October 19, 2009 (the “Agreement”). Capitalized terms not defined herein have the meanings specified in the Agreement. This opinion is being delivered in connection with, and as of the date of the declaration of effectiveness by the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-4, which includes the Proxy Statement/Prospectus, and any amendments thereto (the “Registration Statement”), filed with the SEC to which this opinion appears as an exhibit.

In that connection, you have requested our opinion regarding certain U.S. federal income tax consequences of the Mergers. In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. In addition, we have assumed with your consent that (i) the Mergers will be consummated in accordance with the provisions of the Agreement and the Registration Statement, (ii) the statements concerning the Mergers set forth in the Agreement and the Registration Statement are true, complete and correct at all times up to and including the Effective Time (as defined in the Agreement), (iii) the representations made by Jupiter Saturn Holding Company, Towers Perrin and Watson Wyatt, in their respective letters delivered to us for purposes of this opinion (the “Representation Letters”) are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Representation Letters “to the knowledge of” or similarly qualified are correct without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement. If any of the above described assumptions are untrue for any reason or if the Mergers are consummated in a manner that is different from the manner in which they are described in the Agreement or the Registration Statement, our opinions as expressed below might be adversely affected and may not be relied upon.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that the Towers Perrin Merger, when combined with the Watson Wyatt Merger, will be treated as a transfer of property to Jupiter Saturn Holding Company by the holders of Towers Perrin shares as described in Section 351(a) or 351(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our opinion is based on the Code, Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and other administrative pronouncements interpreting the foregoing, and pertinent judicial authority, all as in effect on the date hereof. Any amendment or change in the interpretation of the applicable laws or the facts and circumstances surrounding the Mergers, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, might affect the continuing validity of our opinions as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that might occur or come to our attention subsequent to the date of this opinion. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences of the Mergers, including any tax consequences under state, local, foreign, or, except to the extent specifically set forth herein, any United States federal law.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement.

Very truly yours,

Milbank, Tweed, Hadley & McCloy LLP

RJK/DLP